UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2021

Intapp, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40550	46-1467620
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 Park Blvd Palo Alto, CA 94306		94306
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 852-0400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INTA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Intapp, Inc. (the “Company”) held on November 16, 2021, the following proposals were voted on by the Company’s stockholders, as set forth below:

Proposal 1:     Election of Class I Directors.

	For	Withheld	Broker Non-Vote
Ralph Baxter	52,639,291	2,339,967	573,568
Charles Moran	52,266,394	2,712,864	573,568
George Neble	54,956,528	22,730	573,568

This proposal received the required affirmative vote of holders of a plurality of the votes cast and all of the foregoing candidates were elected as the Company’s Class I directors, each to hold office until the Company’s Annual Meeting of Stockholders in 2024 and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Proposal 2:     Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022.

For	Against	Abstain	Broker Non-Vote
55,540,602	8,514	3,710	0

This proposal received the affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting and was approved as set forth above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Intapp, Inc.

Date: November 18, 2021	By:	/s/ Steven Todd
Name: Steven Todd
Title: General Counsel